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                                 EXHIBIT 10(f)


                                SECOND AMENDMENT
                                       OF
                  USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

             (As Amended and Restated Effective as of July 1, 1997)



WHEREAS, USG Corporation Supplemental Retirement Plan (the "Plan"), established effective January 1, 1976 and amended from time to time, was last amended and restated in its entirety effective as of July 1, 1997; and

WHEREAS, amendment of the Plan now is considered desirable;

NOW, THEREFORE, pursuant to the amending power reserved to USG Corporation as the "Company" under Section 7 of the Plan, as amended, the Plan be and is further amended effective November 8, 2000 by adding the following new subsection 4.10 immediately after subsection 4.9 thereof:

     "4.10     Termination of Part B Deferrals and Immediate Distributions

               Notwithstanding any other provisions of the Plan to the contrary:

               (a) Compensation deferrals under subsections 4.3 and 4.4 and Employer Matching Contributions under subsection 4.5 shall be discontinued effective as of November 8 (or as soon as practicable thereafter as the Committee may determine) (such date referred to herein as the "Part B Discontinuance Date").

               (b) As of the Part B Discontinuance Date, all Participants shall be fully vested in and have a nonforfeitable right to their entire Part B Supplemental Benefit regardless of their years of service and regardless of whether they are fully vested in their employer matching contribution account under the Investment Plan.

               (c) All Participant accounts maintained under this Section 4 shall be adjusted as of the Part B Discontinuance Date. Compensation deferrals under subsection 4.3 and 4.4 that have not been credited to accounts shall either be credited to accounts or returned to participants. Any withdrawals and distributions made from such accounts but not yet charged against accounts as of the Part B Discontinuance Date shall be so charged.

               (d) Subject to the provisions of subsection 5.3, as soon as practicable after all Participant accounts have been adjusted as provided in subparagraph (b) next above, the balances in such accounts shall be distributed in a lump sum to the Participants and Supplemental Plan Beneficiaries in whose names such accounts have been maintained and the balances in such accounts shall be reduced to zero.

               (e) As soon as practicable after corporation matching contributions are made in 2001 to the Investment Plan for its plan year ending on December 31, 2000, if any such contributions are required under the



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                      contribution formula in the Investment Plan, Employer
                      Matching Contributions under this Plan attributable to compensation deferrals made pursuant to subsection 4.3 during 2000 shall be distributed to the Participants entitled thereto (or in case of their deaths their Supplemental Plan Beneficiaries).

               (f) Except as provided in this subsection 4.10, no further Part B Supplemental Benefits may accrue under the Plan on or after the Part B Discontinuance Date."


IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 10th day of November, 2000.



                                          USG CORPORATION


                                          By:
                                              ----------------------------------
                                              Its: Vice President, Compensation,
                                                   Benefits And Administration

















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